SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-159577

Date of Report: December 12, 2011

ARCIS RECOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

4320 Eagle Point Parkway, Suite A, Birmingham Alabama	35242
(Address of principal executive offices)	(Zip Code)

(855) 283-5505
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Bylaws

On December 12, 2011 the Board of Directors adopted the Second Amended and Restated Bylaws of Arcis Resources Corporation.  On the same date, the holders of a majority of the outstanding shares approved the elimination from the Bylaws of the provision requiring shareholder approval of a change in the number of directors.

The amendments effected the following changes to the Bylaws:

•	Changed the number of directors from three to at least one.
•	Eliminated the requirement that the shareholders approve a change in the number of directors.
•	Eliminated the provision that members of the board could receive no compensation for service on the board other than a per diem.
•	Eliminated the provision that the Chairman of the Board would be the chief executive officer, and provided for a separately appointed Chief Executive Officer.
•
Provided for the appointment of a Treasurer, removed the responsibilities of the Treasurer from the responsibilities of the Chief Financial Officer, and provided a new description of the responsibilities of the Chief Financial Officer.

•	Eliminated the provisions implementing cumulative voting by shareholders.
•	Changed the maximum number of days by which a record date may precede the related shareholder meeting or other action from 30 days to 60 days.
•	Eliminated the requirement that certificates for all shares contain a statement of rights, privileges, preferences and restrictions of the class of stock.
•	Eliminated the provision regarding authorization of officers to execute contracts on behalf of the corporation.
•	Eliminated the provision regarding delivery of reports to shareholders.

Item 9.01    Financial Statements and Exhibits

Exhibits

3-a	Second Amended and Restated Bylaws of Arcis Resources Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: December 13, 2011	Arcis Resources Corporation
By: Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr. Chief Executive Officer